UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 15, 2014
Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-11740

COLORADO (State or other jurisdiction of incorporation)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 15, 2014, Mesa Laboratories, Inc. (the “Company”) entered into and closed an asset acquisition agreement (the “Agreement”) with PCD-Process Challenge Devices, LLC (“PCD-LLC”) whereby it acquired substantially all of the assets (other than cash and accounts receivable) and certain liabilities of PCD-LLC’s process challenge device business. The purchase price for the acquired assets was $5,250,000, consisting of a cash payment of $5,000,000 at closing with the remaining $250,000 due at the one year anniversary of the closing date, subject to a possible post-closing adjustment based on potential indemnification losses of the Company. In addition, the Agreement provides for contingent consideration of up to $1,500,000 based upon the cumulative three year revenues of the Company’s process challenge device business subsequent to the acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

99.1	Press release dated October 15, 2014.
99.2	Asset Acquisition Agreement by and Among Mesa Laboratories, Inc., PCD-Process Challenge Devices, LLC and the members of PCD-Process Challenge Devices, LLC dated as of October 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 15, 2014		Mesa Laboratories, Inc.
(Registrant)

/s/ John J. Sullivan
	BY:	John J. Sullivan,
President and Chief Executive Officer